SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of 26 October 2021, (this "Agreement") by and among Hammer Technology Holdings (formerly known as Hammer Fiber Optics Holdings Corp)., a Nevada corporation having its executive offices at 6151 Lake Osprey Drive, Sarasota, Florida 34240, United States ("HMMR") and Telecom Financial Services [SA]., a Swiss Corporation ("TFS") having its executive offices at Avenue Gratta-Paille 2, 1018, Lausanne, Switzerland, and Telecom Financial Services Ltd ["TFS-LTD"] and the Shareholders of TFS (the "TFS Shareholders"). For purposes of this Agreement HMMR, TFS, TFS-LTD and the TFS Shareholders are sometimes collectively referred to as the "Parties" and individually as a "Party."

RECITALS

WHEREAS, (i) the TFS Shareholders and TFS-LTD believe it is in their respective best interests for the TFS Shareholders to exchange, Five Million shares (5,000,000) of TFS-LTD common stock, representing one hundred percent (100%) percent of the issued and outstanding shares of TFS-LTD (the "TFS-LTD Shares"), for Five Million (5,000,000) restricted shares of HMMR common stock pursuant to Section 5.5.1 and 5.5.2 hereof, (such shares being hereinafter referred to as the "HMMR Shares"); and (ii) HMMR believes it is in its best interest and the best interest of its stockholders to acquire the TFS-LTD Shares in exchange for the HMMR Shares, all upon the terms and subject to the conditions set forth in this Agreement (the "Share Exchange"); and,

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the "Securities Act"); and,

WHEREAS, it is the intention of the parties that upon the Closing (as hereinafter defined) TFS-LTD shall become a controlled subsidiary of HMMR; and,

WHEREAS, the Parities agree that the foregoing Recitals are true and correct and are hereby incorporated into this Agreement by reference.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF TFS-LTD SHARES FOR HMMR SHARES

Section 1.1 Agreements to Exchange Shares of TFS-LTD for HMMR Common Stock. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the TFS Shareholders shall assign, transfer, convey and deliver the TFS-LTD Shares to HMMR in consideration and in exchange for the Shares of TFS-LTD; and HMMR shall issue, transfer, convey and deliver the HMMR Common Stock to TFS-LTD.

Section 1.2 Closing and Actions at Closing. The closing of the Share Exchange (the "Closing") shall take place remotely via the exchange of documents and signatures at such time and date as the parties hereto shall agree orally or in writing (the "Closing Date").

Share Exchange Agreement: October 26th, 2021

Section 1.3 Share Exchange.  After Closing and contingent upon the satisfaction of the terms and conditions set forth in this Agreement (i)_Five Million (5,000,000) shares of TFS common stock, representing one hundred (100%) percent of the TFS-LTD Shares shall be exchanged and delivered to HMMR, and, (ii) HMMR shall deliver Five Million (5,000,000) restricted shares of HMMR Common Stock pursuant to Section 5.5 hereof, to the TFS Shareholders and in accordance with the terms and conditions of the ESCROW agreement attached hereto as Exhibit A.

Section 1.4 Restrictions on HMMR Shares Issued Pursuant to this Agreement. The shares of HMMR common stock to be issued by HMMR pursuant to this Agreement have not been registered and are being issued pursuant to a specific exemption under the Securities Act of 1933, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws, based on the suitability and investment representations made by the TFS Shareholders to HMMR. The shares of HMMR common stock to be issued by HMMR pursuant to this Agreement must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available, and that the certificates representing the Shares of HMMR Common Stock issued in the Share Exchange will bear a legend in substantially the following form so restricting the sale of such securities as follows:

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act".

Section 1.5 Share Exchange Procedure. The TFS Shareholders may exchange their certificates representing the TFS-LTD Shares by delivering such certificate(s) to HMMR duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the HMMR Shares to the holder thereof.

Section 1.6 Additional Consideration.

(a) Following the Closing and subject to the determination of the EBITDA (as defined in Section 1.6(b) below) of TFS-LTD, an additional purchase price (the "Additional Purchase Price") shall be paid by HMMR to TFS Shareholders in the event that the EBITDA of TFS-LTD equals or exceeds $10,000,000 ("Target EBITDA") for any one Fiscal Year (from August 1 to July 31). The Additional Purchase Price shall be five million (5,000,000) additional shares of HMMR Common Stock and shall be paid one time.

(b) For purposes hereof, "EBITDA" shall mean the gross income, less cost of goods sold and any sales, general and administrative expenses, before deduction for interest, taxes, depreciation and amortization, as set forth in the EBITDA Statement (as defined in Section 1.6(c) below) for each 12-month period (the Fiscal Year, as defined in Section 1.6(a) above) and as set forth in a separate income statement maintained for the Business, each prepared in accordance with U.S. generally accepted accounting principles ("GAAP").

(c) Subject to Section 1.6(b) hereof, after the end of the fiscal year, Buyer shall deliver, or cause to be delivered, the following: (i) a balance sheet, income statement and statement of cash flows as of the last day of the Fiscal Year and (ii) Buyer's written statement containing, in reasonable detail, Buyer's calculation of EBITDA for the applicable Fiscal Year (each, an "EBITDA Statement").

Share Exchange Agreement: October 26th, 2021

(d) In the event of a sale of all of the assets or equity of Hammer Technology Holdings, or all of the assets or equity of TFS-LTD (the "Sale Event"), (i) within three (3) years of the Closing Date, HMMR will deliver one hundred percent (100%) of the additional purchase price, regardless of the EBITDA for the prior twelve month period (which may not coincide with the Fiscal Year), or (ii) after three (3) years of the Closing Date, HMMR will deliver the shares pro-rata to EBITDA for the prior twelve month period (which may not coincide with the Fiscal Year). HMMR shall deliver unaudited financial statement to TFS Shareholders for the prior twelve (12) month period. By way of example, if the EBITDA for the most recent twelve month period prior to the Sale Event was two million dollars ($2,000,000), or twenty percent (20%) of the Target EBITDA, HMMR would deliver one million shares (1,000,000) of HMMR stock to TFS Shareholders, or twenty percent (20%) of the Additional Consideration.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF HMMR

HMMR represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1 Corporate Organization

HMMR is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of HMMR. "Material Adverse Effect" means, when used with respect to HMMR, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of HMMR, or materially impair the ability of HMMR to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

Copies of the Articles of Incorporation and Bylaws of HMMR with all amendments thereto, as of the date hereof (the "HMMR Charter Documents"), have been furnished to TFS, if so requested, and such copies are accurate and complete as of the date hereof. The Corporate books of HMMR are current as required by law, contain the minutes of all meetings of the HMMR Board and its stockholders from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the HMMR Board and its stockholders. HMMR is not in violation of any of the provisions of the HMMR Charter Documents.

Section 2.2 Capitalization of HMMR. The authorized capital stock of HMMR consists of: (i) 220,000,000 shares of common stock, par value $0.001, of which 60,853,341 shares of common stock are issued and outstanding immediately prior to the Share Exchange. HMMR has no shares of preferred stock designated.

All of the issued and outstanding shares of common stock of HMMR immediately prior to this Share Exchange are, and all shares of common stock of HMMR when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and will have been issued free of preemptive rights of any security holder. The issuance of all of the shares of HMMR described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of HMMR has any right to rescind or bring any other claim against HMMR for failure to comply with the Securities Act, or state securities laws.

Share Exchange Agreement: October 26th, 2021

Section 2.3 Shell Status. As of the date of this Agreement, HMMR represents that to its knowledge and belief it is not and has not been a "shell company" for the proceeding twelve (12) months, as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. Further, HMMR has not filed any Quarterly or Annual Reports with the SEC indicating that it was, during the relevant period, a shell company. Management represents that during the existence of the entity there has always been a viable business with ongoing operations and has had more than nominal operations.

Section 2.4 Authorization, Validity and Enforceability of Agreements. HMMR has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively the "Agreements") to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Agreements by HMMR and the consummation by HMMR of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of HMMR, and no other corporate proceedings on the part of HMMR are necessary to authorize the Agreements or to consummate the transactions contemplated hereby and thereby. The Agreements constitute the valid and legally binding obligation of HMMR and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. HMMR does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other party in order for it to consummate the transactions contemplated by any of the Agreements, resulting from the issuance of the HMMR Shares in connection with the Share Exchange.

Section 2.5 No Conflict or Violation. Neither the execution and delivery of the Agreements by HMMR, nor the consummation by HMMR of the transactions contemplated thereby will: (i) contravene, conflict with, or violate any provision of the HMMR Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which HMMR is subject; (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which HMMR is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of HMMR' assets, including without limitation, the shares of HMMR common stock.

Section 2.6 Compliance with Laws. HMMR has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

Section 2.7 Financial Statements. HMMR's financial  statements  (the  "Financial  Statements")  have  been prepared in accordance with generally accepted accounting principles applicable in the United States of America ("U.S. GAAP") applied on a consistent basis, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of HMMR as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. HMMR has no material liabilities (contingent or otherwise). HMMR is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. HMMR maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

Share Exchange Agreement: October 26th, 2021

Section 2.8 Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, HMMR Board minutes and financial and other records of whatsoever kind of HMMR have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of HMMR. HMMR maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.9 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by HMMR to arise, between HMMR and any accountants and/or lawyers formerly or presently engaged by HMMR. HMMR is current with respect to fees owed to its accountants and lawyers.

Section 2.10 Absence of Undisclosed Liabilities. Except as specifically disclosed herein: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) HMMR has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees to be paid prior to Closing; (C) HMMR has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) HMMR has not made any loan, advance or capital contribution to or investment in any person or entity;

HMMR has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) HMMR has not suffered any losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Share Exchange, HMMR has not entered into any transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.11 No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to HMMR or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by HMMR but which has not been so publicly announced or disclosed. HMMR has not provided to TFS, or the TFS Shareholder, any material non- public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by HMMR but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement and/or the Share Exchange.

Section 2.12 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of HMMR in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Share Exchange Agreement: October 26th, 2021

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TFS

TFS represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to TFS, are true and complete as of the date hereof.

Section 3.1 Corporate Organization. TFS-LTD is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of TFS. "Material Adverse Effect" means, when used with respect to TFS, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of TFS, or materially impair the ability of TFS to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

Copies of the formation documents of TFS-LTD, or their equivalent, with all amendments thereto, as of the date hereof (the "TFS Charter Documents"), have been furnished to HMMR, if so requested, and such copies are accurate and complete as of the date hereof. The minute books of TFS-LTD are current as required by law, contain the minutes of all meetings of the TFS-LTD Board and its stockholders from its date of formation to the date of this Agreement, and adequately reflect all material actions taken by the TFS Board and its stockholders. TFS-LTD is not in violation of any of the provisions of the TFS Charter Documents.

Section 3.2 Capitalization of TFS-LTD. The authorized capital stock of TFS-LTD consists of: (i) 10,000,000 shares of common stock, $0.00001 par value, of which Ten Million (10,000,000) shares of common stock are issued and outstanding immediately prior to the Share Exchange; and (ii) 0 shares of Preferred Stock.

All of the issued and outstanding shares of common stock of TFS-LTD immediately prior to this Share Exchange are, and all shares of common stock of TFS-LTD when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable securities laws and corporate laws of Delaware and will have been issued free of preemptive rights of any security holder. The issuance of all of the shares of TFS-LTD described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of TFS-LTD has any right to rescind or bring any other claim against TFS-LTD for failure to comply with the Securities Act, or state securities laws.

Section 3.3 Shareholders of TFS-LTD Common Stock. TFS Shareholders have provided HMMR a true and complete list of the holders of all issued and outstanding shares of TFS-LTD including number of HMMR shares held as of the date of this Agreement.

Section 3.4 Directors and Officers of TFS-LTD. The duly elected or appointed directors and the duly appointed officers of TFS-LTD are as set out in Schedule 1. TFS has kept all books and records since inception and such financial statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of TFS-LTD. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, including but not limited to any previous tax liability, TFS-LTD had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of TFS-LTD, in accordance with GAAP. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by GAAP.

Share Exchange Agreement: October 26th, 2021

The books and records, financial and otherwise, of TFS-LTD are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

All of TFS-LTD assets are reflected on its financial statements, and TFS-LTD has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise which is not reflected on its financial statements.

Section 3.6 Information. The information concerning TFS-LTD set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.7 Personal Property. TFS-LTD possesses and has good and marketable title of all property necessary for the continued operation of the business of TFS-LTD as presently conducted and as represented to HMMR. All such property is used in the business of TFS-LTD. All such property is in reasonably good operating condition (normal wear and tear excepted) and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by TFS-LTD and its subsidiaries is owned by TFS-LTD or its subsidiaries free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

Section 3.8 Intellectual Property. TFS-LTD represents and warrants that all trademarks and trademark applications, and all patents and patent applications, as set forth in Schedule 3.8, and any trade secrets, and "know- how" held relating to business of TFS-LTD, and all other intangible assets, in TFS-LTD possession or that may be reasonably acquired by TFS-LTD or any other proprietary information and trade secrets relating to the business of TFS-LTD (collectively the "Intellectual Property") shall remain the intellectual property of TFS-LTD as of the date of Closing of this Agreement and that TFS-LTD shall take any steps reasonable to assign or otherwise transfer any Intellectual Property right to HMMR, as necessary to protect HMMR's rights to the same. Further, TFS-LTD owns, free and clear of any encumbrance, or has the valid right to sell all Intellectual Property used by TFS-LTD in its business, as currently conducted. TFS-LTD represents that it has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation. Additionally, TFS-LTD has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, related to the business and to TFS-LTD's knowledge, there have been no acts or omissions by the managers, members, employees and agents of TFS-LTD, the result of which would be to materially compromise the rights of TFS-LTD to apply for or enforce appropriate legal protection of TFS-LTD's Intellectual Property.

Section 3.9 Material Contracts and Transactions. Schedule 3.0 and 4.0 attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which TFS-LTD or any of its subsidiaries is a party (each, a "Contract"). Each Contract is in full force and effect, and there exists no material breach or violation of or default by TFS-LTD or any of its subsidiaries under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by TFS-LTD or any of its subsidiaries. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction or any of the transactions contemplated in this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

Share Exchange Agreement: October 26th, 2021

Section 3.10 Subsidiaries. Each subsidiary of TFS-LTD is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Each subsidiary of TFS-LTD is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which TFS-LTD owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of TFS-LTD and its subsidiaries taken as a whole. TFS-LTD owns all of the shares of each subsidiary of TFS-LTD and there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating any subsidiary of TFS-LTD to issue any additional common shares of such subsidiary, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from any subsidiary of TFS-LTD any shares of such subsidiary.

Section 3.11 Absence of Certain Changes or Events. As of the date of this Agreement, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of TFS-LTD; and (b) TFS-LTD has not: (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting; entered into any other material transaction other than in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

Section 3.12 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of TFS-LTD after reasonable investigation, threatened by or against TFS-LTD or affecting TFS-LTD or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  TFS-LTD does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 3.13 Compliance With Laws and Regulations. To the best of its knowledge, TFS-LTD has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of TFS-LTD or except to the extent that noncompliance would not result in the occurrence of any material liability for TFS-LTD. This compliance includes, but is not limited to, the filing of all reports to date with relevant authorities.

Section 3.14 Approval of Agreement. The Board of Directors of TFS-LTD has authorized the execution and delivery of this Agreement by TFS-LTD and has approved this Agreement and the transactions contemplated hereby.

Section 3.15 Valid Obligation. This Agreement and all agreements and other documents executed by TFS-LTD in connection herewith constitute the valid and binding obligation of TFS-LTD, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Share Exchange Agreement: October 26th, 2021

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TFS-LTD SHAREHOLDERS

The TFS-LTD Shareholders hereby severally and not jointly represents and warrants to HMMR:

Section 4.1 Authority. The TFS Shareholders have the right, power, authority and capacity to execute and deliver this Agreement to which such TFS Shareholders are a party, to consummate the transactions contemplated by this Agreement, and to perform such TFS Shareholder's obligations under this Agreement. This Agreement has been duly and validly authorized and approved, executed and delivered by the TFS Shareholders. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than such TFS Shareholders, this Agreement is duly authorized, executed and delivered by the TFS Shareholders and constitutes the legal, valid and binding obligations of the TFS Shareholders, enforceable against the TFS Shareholders in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

Section 4.2 No Conflict. Neither the execution or delivery by the TFS Shareholders of this Agreement to which the TFS Shareholders are a party nor the consummation or performance by the TFS Shareholders of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of the TFS Shareholders; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which any of the TFS Shareholders are a party or by which the properties or assets of the TFS Shareholders is bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which any of the TFS Shareholders, or any of the properties or assets of the TFS Shareholders, may be subject.

Section 4.3 Litigation. There is no pending Action against the TFS Shareholders that involves the TFS-LTD Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of TFS-LTD and, to the knowledge of the TFS Shareholders, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4 Ownership of Shares. The TFS Shareholders are the record and beneficial owners of the TFS-LTD Shares. The TFS Shareholders are not the record or beneficial owners of any other shares of TFS-LTD. The Shareholders have and shall transfer at the Closing, good and marketable title to the TFS-LTD Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

Section 4.5 Pre-emptive Rights. The TFS Shareholders have no pre-emptive rights or any other rights to acquire any shares of TFS-LTD that have not been waived or exercised.

ARTICLE V

CONDITIONS TO THE OBLIGATIONS OF TFS-LTD AND THE TFS SHAREHOLDERS

Share Exchange Agreement: October 26th, 2021

The obligations of TFS Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by TFS-LTD or the TFS Shareholders, as the case may be, in their sole discretion:

Section 5.1 Representations and Warranties of HMMR. All representations and warranties made by HMMR in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

Section 5.2 Agreements and Covenants. HMMR shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of HMMR shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5 Obligations Subject to Closing. HMMR must have caused the following to occur subject to Closing:

Section 5.5.1 In the event of an application being made for a Reverse Split of the Common Stock of HMMR prior to or at any time up to 90 days after closing and after the release of HMMR common stock from Escrow of this agreement, HMMR shall file with the Financial Industry Regulatory Authority ("FINRA") such paperwork as necessary to complete such reverse split (the "Reverse Split") of the HMMR common stock. Any shortfall post-split of the HMMR Shares of an aggregate of 5,200,000 HMMR Shares pursuant to this Share Exchange Agreement, shall be issued to the TFS Shareholders out of treasury stock and are to be held in an Escrow Account until such time that FINRA approves any such Reverse Split. At such time that FINRA approves any Reverse Split and the S-8K has been released evidencing the transaction, any shortfall of the aggregate of 5,200,000 HMMR shares post-split shall be delivered to the TFS Shareholders within 30 days of such approval, a copy of the Escrow Agreement is attached to this Agreement as Exhibit A.

Section 5.5.2  For avoidance of doubt, whether HMMR current stock remains un-split or undergoes a reverse split, HMMR will issue an aggregate of Five Million (5,000,000) shares of HMMR Common Stock to the TFS Shareholders as consideration for the acquisition of TFS-LTD pursuant to the terms and conditions of this Share Exchange Agreement.

Section 5.5.3 HMMR shall deliver the following documents to TFS Shareholders (i) share certificates evidencing the HMMR Shares registered in the name of the TFS Shareholder; (ii) this Agreement duly executed; (iii) such other documents as TFS or the TFS Shareholder may reasonably request for the purpose of evidencing the accuracy of any of the representations and warranties of HMMR, evidencing the performance of, or compliance by HMMR with any covenant or obligation required to be performed or complied with by HMMR, evidencing the satisfaction of any condition referred to in this Article V, or otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Share Exchange Agreement: October 26th, 2021

Section 5.6 No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to HMMR.

Section 5.7 Employment Agreements. HMMR will have received from TFS-LTD copies of all agreements or arrangements that evidence the employment of all of the hourly and salaried employees of TFS-LTD as set forth on Schedule 6.0 attached hereto, which constitute all of the employees reasonably necessary to operate the business of TFS-LTD substantially as presently operated.

ARTICLE VI

CONDITIONS TO THE OBLIGATIONS OF HMMR

The obligations of HMMR to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by HMMR in its sole discretion:

Section 6.1 Representations and Warranties of TFS-LTD and the TFS Shareholders. All representations and warranties made by TFS-LTD and the TFS Shareholders on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date.

Section 6.2 Approval by Majority Consent. The holders of at least a majority (51%) of the outstanding shares of common stock of TFS-LTD must approve this Agreement by written consent prior to the Closing Date.

Section 6.3 Agreements and Covenants. TFS-LTD and the TFS Shareholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.4 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.5 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of TFS-LTD shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.6 Documents. TFS-LTD and the TFS Shareholder must deliver to HMMR at the Closing:

share certificates evidencing the number of TFS-LTD Shares, along with executed share transfer forms transferring such TFS-LTD Shares to HMMR; this Agreement to which the TFS-LTD and the TFS Shareholders are each a party, duly executed; and such other documents as HMMR may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of TFS-LTD and the TFS Shareholders, (ii) evidencing the performance of, or compliance by TFS-LTD and the TFS Shareholders with, any covenant or obligation required to be performed or complied with by TFS-LTD and the TFS Shareholders, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Article VI, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Share Exchange Agreement: October 26th, 2021

Section 6.7 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any person, any claim asserting that such person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the TFS-LTD Shares, or any other stock, voting, equity, or ownership interest in, TFS-LTD, or (b) is entitled to all or any portion of the HMMR Shares.

ARTICLE VII

SURVIVAL AND INDEMNIFICATION

Section 7.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the three-year anniversary of the Closing Date (the "Survival Period"). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 7.2 Indemnification. Indemnification Obligations in favor of HMMR. From and after the Closing Date until the expiration of the Survival Period, TFS shall reimburse and hold harmless HMMR and its shareholders (such person and their heirs, executors, administrators, agents, successors and assigns is referred to herein as a "HMMR Indemnified Party") against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by such HMMR Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any HMMR Indemnified Party, which arises or results from a third-party claim brought against a HMMR Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of TFS-LTD. All claims of HMMR pursuant to this Section 7.2 shall be brought by HMMR on behalf of HMMR and those Persons who were stockholders of HMMR immediately prior to the Closing Date. In no event shall any such indemnification payments exceed $50,000 in the aggregate from TFS-LTD. No claim for indemnification may be brought under this Section 7.2(A) unless all claims for indemnification, in the aggregate, total more than $10,000.

Section 7.3 Indemnification Obligations in favor of TFS-LTD and the TFS Shareholders. From and after the Closing Date until the expiration of the Survival Period, HMMR and the HMMR shareholders shall indemnify and hold harmless TFS-LTD, the TFS Shareholders, and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may "control" (within the meaning of the Securities Act) any of the forgoing persons or entities (each a "TFS Indemnified Person") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees (collectively, "Damages") arising out of: (i) any breach of representation or warranty made by HMMR in this Agreement and in any certificate delivered by HMMR pursuant to this Agreement; (ii) any breach by HMMR of any covenant, obligation or other agreement made by HMMR in this Agreement; and (iii) a third-party claim based on any acts or omissions by HMMR. In no event shall any such indemnification payments exceed $50,000 in the aggregate from HMMR. No claim for indemnification may be brought under this Section 7.2(B) unless all claims for indemnification, in the aggregate, total more than $10,000.

Share Exchange Agreement: October 26th, 2021

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 8.2 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each Party, as incurred respectively.

Section 8.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the addresses set forth in the Preamble of this Agreement, or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 8.3 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 8.3.

Section 8.4 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 8.5 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 8.6 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Share Exchange Agreement: October 26th, 2021

Section 8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 8.8 Convenience of Forum; Consent to Jurisdiction. The parties  to  this  Agreement,  acting  for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Nevada, and/or the U.S. District Court for Nevada, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 8.3.

Section 8.9 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.10 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 8.11 Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written

[SIGNATURE PAGE FOLLOWS]

Share Exchange Agreement: October 26th, 2021

HAMMER TECHNOLOGY HOLDINGS

Dated: October 26, 2021
/s/ Michael P. Cothill
Name: Michael Cothill
Title: CHAIRMAN OF THE BOARD

TELECOM FINANCIAL SERVICES [SA].

Dated: October 26, 2021
/s/ Eric Maire
Name: Eric Maire
Title: Chairman and Chief Executive Officer

TELECOM FINANCIAL SERVICES [SA]. SHAREHOLDERS

Dated: October 26, 2021
/s/ Eric Maire
Name: Eric Maire,

on behalf of the Shareholders representing 100% of the issued and outstanding shares of TELECOM FINANCIAL SERVICES [SA].and TELECOM FINANCIAL SERVICES LTD

Share Exchange Agreement: October 26th, 2021

EXHIBIT A

ESCROW AGREEMENT

This Escrow Agreement (the "Agreement") is made to effective as of the 1st day of September 2021 by and among, Hammer Technology Holdings, formerly known as Hammer Fiber Optics Holdings Corp., Nevada corporation having its executive offices at 6151 Lake Osprey Drive, Sarasota, Florida 34240, United States, ("HMMR") and Telecom Financial Services [SA]., a Swiss Corporation ("TFS") having its executive offices at Route Du Signal 12, 1018, Lausanne, Switzerland, and Telecom Financial Services Ltd ["TFS-LTD"] and the Shareholders of TFS (the "TFS Shareholders").

WHEREAS, the TFS Shareholders and HMMR are to enter into Share Exchange Agreement (the "Share Exchange") whereby the TFS Shareholders will exchange Five Million sand shares of TFS-LTD common stock, representing one hundred percent (100%) of the issued and outstanding shares of TFS-LTD (the "TFS-LTD Shares"), for Five Million (5,000,000) shares of common stock of HMMR (such shares being hereinafter referred to as the "HMMR Shares") in accordance with Section 5.5.2 of the Share Exchange Agreement;

WHEREAS, The Board of Directors of HMMR may contemplate and approve a reverse split of the common stock of HMMR, either before closing or within 90 days after closing. In the event of a reverse split of the HMMR common stock, HMMR pursuant to Section 5.5 and sub-Clauses of the Share Exchange agreement, HMMR shall submit to the Financial Industry Regulatory Authority ("FINRA") such paperwork as necessary to complete the reverse split (the "Reverse Split") of the HMMR common stock. The HMMR Shares pursuant to Section 5.5 of the Share Exchange agreement to be delivered to the TFS Shareholders shall be held in Escrow. The Escrow Agent shall hold the HMMR Shares until such time that FINRA approves the Reverse Split, at such time the HMMR shares shall be delivered to the TFS Shareholders within 30 days of such approval.

WHEREAS, the Agreement is being executed concurrently with the Share Exchange Agreement and comprises Exhibit A thereof and all terms not defined in this Agreement shall have the same definition as contained in the Share Exchange Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement, the Purchasers and the Principal Shareholders agree as follows:

Section 1. Deposit With The Escrow Agent. Immediately following the execution of the Share Exchange Agreement and this Agreement, HMMR shall deposit with the Escrow Agent, into escrow, a stock certificate or certificates representing Five Million (5,000,000) shares of HMMR common stock (the "Escrowed Property"). The Escrow Agent shall hold the HMMR Shares in escrow pending the completion of any planned Reverse Split of the HMMR common stock or in the absence of a reverse split, the HMMR shares shall be issued to the TFS Shareholders within 90 days of the closing of this Share Exchange Agreement.

Section 2. Release of the Escrowed Property. In the event of a Reverse Split, the Escrow Agent shall release pursuant to Clause 5.5 of the Share Exchange agreement the Escrowed Property upon written confirmation from FINRA that the Reverse Split has been authorized and completed and the subsequent S-8K has been released, subsequently ratifying the transaction.

Section 3. Termination of Escrow: This Escrow Agreement shall be terminated on the date of disbursement of the Escrowed Property to the TFS Shareholders.

Section 4. Escrow Agent Duties. The duties and obligations of the Escrow Agent are those herein specifically provided and no other. The Escrow Agent shall have no liability under, or duty to inquire into the terms or provisions of, any agreement other than the Share Exchange Agreement and this Agreement. The Escrow Agent's duties are ministerial, and the Escrow Agent shall not incur any liability whatsoever for any error of judgment, any mistake of fact or law or any act or omission of any kind, so long as it has acted in good faith, and not committed gross negligence. The Escrow Agent shall be fully discharged from its obligations hereunder if it shall deliver the Escrowed Property in accordance with this Agreement.

Share Exchange Agreement: October 26th, 2021

Section 4.1.1 Consultation with Counsel. The Escrow Agent may consult with and rely upon the advice of outside legal counsel of its choice and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel. Conflicting Instructions. In the event that for any reason the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled, but not obligated, to refrain from taking any action, and its sole obligation shall be to keep safely all Escrowed Property, until it shall be directed pursuant to a binding directive, provided that, notwithstanding the foregoing, at any time the Escrow Agent may deposit any or all of the Escrowed Property with any court of competent jurisdiction in connection with an action in the nature of interpleader.

Section 4.1.2 No Duty to Verify. The Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other item deposited with it or any liability for action in accordance with any written instructions, notices or certificates given to it hereunder and believed by it to be signed by the proper parties.

Section 4.1.3 Legal Proceedings. The Escrow Agent shall not be required to institute or participate in any arbitration or legal proceeding of any kind arising under this Agreement or to defend or participate in the defense of any arbitration or legal proceeding instituted against it or any other party arising under this Agreement. In any proceeding involving the Escrow Agent or any party hereto, and whether related to this Agreement or otherwise, each of the parties agrees that the Escrow Agent, at its option, may represent itself or any party to this Agreement.

Section 4.1.4 Release of Escrow Agent. The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to all parties hereto in accordance with Section 5 hereunder, at least five business days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all property then held by the Escrow Agent hereunder shall be delivered by it to such attorney, or firm of attorneys, or bank or trust in New York as may be agreed upon and designated in writing, whereupon all of the Escrow Agent's obligations hereunder shall cease and terminate and thereupon be fully discharged of all liability. If no such person shall have been designated by such date, all obligations of the Escrow Agent hereunder shall nevertheless cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely the Escrowed Property and deliver the same to such person designated in a binding directive by a court of competent jurisdiction, provided that, notwithstanding the foregoing, at any time the Escrow Agent may deposit any or all of the Escrowed Property with any court of competent jurisdiction in connection with an action in the nature of interpleader.

Section 4.1.5 Indemnity of Escrow Agent. Principal Shareholders shall indemnify, defend, and hold the Escrow Agent and all of its partners and associates and other employees harmless from and against any and all claims, losses, damages, taxes, liabilities, and expenses whatsoever incurred or arising out of or in connection with the Escrow Agent's acceptance of appointment as Escrow Agent or its performance hereunder, including, without limitation, any and all legal fees (including fees for the time of its partners and associates and other employees and fees for any other attorneys or their employees) and any other expenses incurred in investigating, preparing for, defending against or settling any commenced or threatened arbitration, legal proceeding or claim.

Section 5. Notices. Any notice given hereunder shall be given to each party hereto, including the Escrow

Share Exchange Agreement: October 26th, 2021

Agent. Notices to the Escrow Agent shall be addressed to as follows:

Escrow Agent

Address: To be Advised

Phone Number: To be Advised

Hammer Technology Holdings

6151 Lake Osprey Drive, Sarasota, Florida 34240, United States

Telecom Financial Services [SA]. Avenue Gratta-Paille 2, 1018,

Lausanne, Switzerland

Section 6. Headings. The headings of the sections of this Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit or describe the scope of this Agreement or the instant of any section.

Section 7. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each were upon the same instrument.

Section 8. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, supersedes all prior negotiations between the parties, and can be amended, modified, supplemented, extended, terminated, discharged or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by all parties.

Section 9. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective permitted successors and assigns and shall not be enforceable by or create or evidence any right of any third party.

Section 10. Severability. Any provision of this Agreement that may be determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is expressly understood, however, that the parties intend each and every provision of this Agreement to be valid and enforceable and hereby knowingly waive all rights to object to any provision of this Agreement.

Section 11. Further Assurances. Each of the parties agrees that it shall use its good faith efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary to consummate and make effective this Agreement.

[SIGNATURE PAGE FOLLOWS]

Share Exchange Agreement: October 26th, 2021

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HAMMER TECHNOLOGY HOLDINGS

/s/ Michael P. Cothill
Per: Name: Michael Cothill
Title: Chairman of the Board,

TELECOM FINANCIAL SERVICES [SA].

Dated: October 26, 2021
/s/ Eric Maire
Per: Eric Maire
Title: Chairman and Chief Executive Officer

TELECOM FINANCIAL SERVICES [SA]. SHAREHOLDERS

Dated: October 26, 2021
/s/ Eric Maire
Eric Maire

On behalf of the Shareholders representing 100% of the issued and outstanding shares of Telecom Financial Services [SA]

ESCROW AGENT

____________________________________________

Per: Name:

Share Exchange Agreement: October 26th, 2021

DISCLOSURE SCHEDULE

to the

SHARE EXCHANGE AGREEMENT

By and Among

HAMMER TECHNOLOGY HOLDINGS, FORMERLY KNOWN AS HAMMER FIBER OPTICS
HOLDINGS CORP, TELECOM FINANCIAL SERVICES [SA]., TELECOM FINANCIAL SERVICES LTD;

AND

THE SHAREHOLDERS OF TELECOM FINANCIAL SERVICES [SA].

These Disclosure Schedules have been prepared pursuant to the Share Exchange Agreement (the "Agreement") by and among HAMMER TECHNOLOGY HOLDINGS., a Nevada corporation ("HMMR"), TELECOM FINANCIAL SERVICES [SA]. a Swiss corporation ("TFS"), and the individual shareholders of TFS-LTD. Except as otherwise defined herein, capitalized terms used herein will have the same meaning given to them in the Share Exchange Agreement. Schedule and paragraph numbers herein correspond to the Section and Subsection numbering in applicable Article of the Share Exchange Agreement. Section and Subsection headings contained herein are included for purposes of identifying the relevant disclosures and for the convenience of the reader and are not intended to supplement or modify the meaning of the disclosures in any way.

Share Exchange Agreement: October 26th, 2021

SCHEDULE 1.0

DIRECTORS AND OFFICERS OF TFS-LTD AND TFS [SA]

ERIC MAIRE

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

MARC KAPUSTIN

EXECUTIVE DIRECTOR

SCHEDULE 2.0

Certificate of Incorporation of TFS-LTD

Share Exchange Agreement: October 26th, 2021

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:10 PM 02/25/2019
FILED 04:10 PM 02/25/2019
R 20191366853 - File Number 7291397

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is TELECOM FINANCIAL SERVICES LIMITED
____.

2. The Registered Office of the corporation in the State of Delaware is located at 8 THE GREEN, STE A (street), in the City of DOVER, County of KENT Zip Code 19901. The name of the Registered Agent at such address upon whom process against this corporation may be served is A REGISTERED AGENT, INC.
____.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total amount of stock this corporation is authorized to issue is 1000 shares (number of authorized shares) with a par value of $0 per share.

5. The name and mailing address of the incorporator are as follows:

Name JOHN E MURRAY
Mailing Address 5 DUANE RD
CLIFTON, NJ Zip Code 07013

By: [signature]
Incorporator

Name: JOHN E MURRAY
Print or Type

Share Exchange Agreement: October 26th, 2021

SCHEDULE 3.0

INTELLECTUAL PROPERTY DISCLOSURE SCHEDULE

Licensing, Intellectual Property and Customer Acquisition Agreement

Licensing:

	Country:	Title of Property:	Description:	License Date:
1.	Liberia Sierra Leone	BlinkSky Inc.	Exclusive Rights to BlinkSky Digital Cards platform in Liberia and Sierra Leone to be traded under the name HammerPay	July 30th 2020

Intellectual Property:

	Country:	Title of Property:	Description:	Effective Date:
2.	World-Wide	TFS Remit Platform…	The source code of the TFS core platform that is being utilized as White Label offerings as well as deployed under the brand name UBA Remit	September 1st 2021

Share Exchange Agreement: October 26th, 2021

SCHEDULE 4.0

MATERIAL CONTRACTS

	Country:	Title of Property:	Description:	Contract Date:
1.	Africa	Teaming Agreement	Teaming agreement signed between TFS [SA] and United Bank for Africa covering at first the country of Liberia to roll-out a White Label offering of TFS Remit under the URL ubaremit.com	July 30th 2020

Share Exchange Agreement: October 26th, 2021

SCHEDULE 5.0

SUBSIDIARIES OF TFS-LTD

The attached certificate of Incorporation and articles of association for HammerPay [LIB] Ltd attached herein for reference

Share Exchange Agreement: October 26th, 2021

SCHEDULE 6.0

TFS-LTD EMPLOYMENT AGREEMENTS AND ARRANGEMENTS:

No employment agreements or any special arrangements are in effect as of the closing date of this agreement.

Share Exchange Agreement: October 26th, 2021